SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      July 30, 2004

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	333-111972	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

401 North Main Street,
Winston-Salem, NC 27102-2990
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:      336-741-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

     On July 30, 2004, R.J. Reynolds Tobacco Holdings, Inc. issued a press release announcing the completion of its acquisition of the U.S. assets, liabilities and operations of Brown & Williamson Tobacco Corporation, a subsidiary of British American Tobacco p.l.c. The transactions were accomplished through a new publicly traded holding company, Reynolds American Inc., and combined their respective U.S. Tobacco businesses. A copy of the press release is attached as Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III
Title: Senior Vice President,
Deputy General Counsel and Secretary

Date: July 30, 2004

INDEX TO EXHIBITS

Number	Exhibit

99.1	Press Release dated July 30, 2004.